EXHIBIT 99.1

24601 Center Ridge Road, Westlake, OH 44145-5639	tel: (440) 808-9100

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Director of Investor Relations, or

Carlynn Finn, Manager of Investor Relations

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America LLC Announces Annual Meeting Results

Westlake, OH (May 22, 2009):  TravelCenters of America LLC (NYSE Amex: TA) announced the final tabulation of shareholder votes at its annual meeting held earlier today, as follows:

•                  Barbara D. Gilmore was re-elected as an Independent Director receiving 10,652,855 votes, or 64% of all shares outstanding.

•                  Thomas M. O’Brien was re-elected as a Managing Director receiving 10,714,737 votes, or 64% of all shares outstanding.

Both Ms. Gilmore and Mr. O’Brien were elected for three (3) year terms until the 2012 annual meeting.

Shareholders also approved the company’s equity compensation plan.  This proposal received 5,036,517 votes or 71% of the shares voted on this matter.

TA’s travel centers are operated under the “TravelCenters of America”, “TA”, and “Petro Stopping Centers” brand names and offer diesel and gasoline fueling services, restaurants, heavy truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

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